Third Amendment to
Executive Corporate Event Agreement
This Third Amendment (the "Amendment") to the Executive Corporate Event Agreement (the "Agreement") is made by and between [Shirley Yin/Peter Lee/River Gong/Stephen Welles] ("Executive") and Oplink Communications, Inc., a Delaware corporation (the "Company") as of August 13, 2014.
Whereas, the Company and Executive previously entered into the Agreement, dated September 15, 2008, which Agreement was amended by the First Amendment dated December 15, 2010 (to amend certain terms for conformity with Section 409A of the Internal Revenue Code) and the Second Amendment dated August 29, 2011; and
Whereas, the term of the Agreement was originally set at three years, and was amended by the Second Amendment to extend the term by an additional three years; and
Whereas, on August 13, 2014, the Compensation Committee of the Company's Board of Directors approved an amendment to extend the term of the Agreement by an additional three years;
Now, Therefore, for good and valuable consideration, Executive and the Company agree to amend the Agreement, as follows:
1.    The first clause of Section 1 of the Agreement, as amended, which currently reads as follows:

"This Agreement will have a term of six (6) years commencing on the effective date of this Agreement and ending on the sixth anniversary of such effective date (the "Stated Expiration Date");"
is hereby amended and restated to read as follows:
"This Agreement will have a term commencing on the effective date of this Agreement and ending on September 15, 2017 (the "Stated Expiration Date");"
2.    Jurisdiction and venue in any action to interpret or enforce the terms of this Amendment shall be in the State of California and in the County of Santa Clara of the State of California.  This Amendment shall be governed by the laws of the State of California.

In Witness Whereof, each of the parties has executed this Amendment as of the day and year set forth above.

COMPANY	OPLINK COMMUNICATIONS, INC.
By: Name: Joseph Y. Liu Title: Chairman and Chief Executive Officer
EXECUTIVE	[NAME]

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